THE FIRST STATE


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA GEOTHERMAL OPERATIONS, INC." AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1990, AT 4:30 O'CLOCK P.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ERCE HYDRO PARTNER I, INC." TO "OGDEN GEOTHERMAL OPERATIONS, INC." FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 1991, AT 9 O`CLOCK A.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1993, AT 9 O'CLOCK A.M. CERTIFICATE OF AMENDMENT CHANGING ITS NAME FROM "OGDEN GEOTHERMAL OPERATIONS, INC." TO "COVANTA GEOTHERMAL OPERATIONS, INC.", FILED THE FOURTEENTH DAY OF MARCH, A. D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                                     /s/ Harriet Smith Windsor
                                                     -------------------------
                                                     Harriet Smith Windsor,
                                                     Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ERCE HYDRO PARTNER I, INC.

         1. The name of the corporation is:

            ERCE HYDRO PARTNER I, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500) all of such shares shall be without par value. 5. The board of directors is authorized to make, alter or repeal the by--laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

            M.C. Kinnamon
            Corporation
            Trust Center 1209
            Orange Street Wilmington,
            Delaware 19801

         I, THE UNDERSIGNED, being the incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware. do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set ay hand this 26th day of November, 1990.

                                                     /s/ M. C. Kinnamon
                                                     ------------------------
                                                     M. C. Kinnamon

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ERCE HYDRO PARTNER I, INC.

         ERCE Hydro Partner I, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporations Board of Directors and stockholders was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

         That the Corporation amend its Certificate of Incorporation as follows:

         1. The name of the corporation is:

            Ogden Geothermal Operations, Inc.

         IN WITNESS WHEREOF, ERCE Hydro Partner I, Inc. has caused this Certificate to be signed and attested by its duly authorized officer, this 30th day of September, 1991. ERC HYDRO PARTNER I, INC.


                                               /s/ J. Mark Elliott, President
                                               ------------------------------
                                               J. Mark Elliott, President

                                               ATTEST:

                                               /s/ Sharon G. Province___
                                               Sharon G. Province, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                        OGDEN GEOTHERMAL OPERATIONS, INC.


         It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is OGDEN GEOTHERMAL OPERATIONS, INC.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors. Signed on Jan. 11, 1993.


                                                    /s/ Peter Allen
                                                    ---------------------------
                                                    Peter Allen, Vice-President

Attest:


/s/ J.L. Effinger
-----------------
J.L. Effinger, Asst. Secretary



             CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATIN

                                                                  Exhibit T3A-16
                                                                  --------------

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF


                        OGDEN GEOTHERMAL OPERATIONS, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is OGDEN GEOTHERMAL OPERATIONS, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article: Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA GEOTHERMAL OPERATIONS, INC.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March,2001.


                                                     /s/ Patricia Collins
                                                     ----------------------
                                                     Name: Patricia Collins
                                                     Title: Asst. Secretary